AMENDED AND RESTATED AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT

This Amended and Restated Amendment No. 1 (“Amended and Restated Amendment No. 1”) to Employment Agreement is entered into between Ted Smith (“Executive”) and Nuvve Holding Corp. (the “Company”) to amend Executive’s Employment Agreement dated as of March 19, 2021 (the “Employment Agreement’). This Amended and Restated Amendment No. 1 is effective as of August 10, 2022 (the “Effective Date”), as amended and restated on November 11, 2022.

WHEREAS, the Company has employed Executive pursuant to the Employment Agreement; and

WHEREAS, the Company and Executive have agreed that it is mutually beneficial to the Company and Executive to amend and modify certain compensation components in the Employment Agreement as provided herein.

NOW, THEREFORE, in consideration of the foregoing and the covenants in this Amendment No. 1, the parties agree as follows:

1.Section 3(a) of the Employment Agreement (and elsewhere where appropriate, except as provided herein) is amended to provide for a Base Salary rate of $401,625 per annum, which adjusted Base Salary shall apply for the period from September 1, 2022 through August 31, 2023 (the “New Salary Period”).

1.Notwithstanding the foregoing, for purposes of Sections 5(d) and 5(e) of the Employment Agreement, Executive’s Base Salary shall be calculated as if Executive was earning $446,250 per annum (the “Adjusted Base Salary”) as of the date of any separation of service that would qualify Executive for severance eligibility under Sections 5(d) or 5(e).

1.In further consideration of this Amended and Restated Amendment No. 1, on August 12, 2022, the Company granted Executive a number of RSUs equal to $44,625 in shares of the Company’s common stock based on a value per share equal to the closing price of the Company’s common stock on the date of grant of the RSUs (rounded up to the nearest whole share) vesting monthly at the end of each month over the course of the New Salary Period (the “Original RSU Award”), portions of which vested on September 30, 2022 in the amount of 925 shares equal to a value of $1,295 on the vesting date based on the number of shares vesting on the vesting date multiplied by the closing price of the Company’s common stock on the vesting date (the “Vesting Date Value”) and October 31, 2022 in the amount of 925 shares equal to a Vesting Date Value of $943.50. On November 11, 2022, the Company and Executive agree that the unvested portions of the Original RSU Award shall be cancelled, effective as of the same date, and the Company has agreed to grant Executive the replacement stock awards on the grant dates and in the amounts set forth in the table below (the “Replacement Grants”). The Replacement Grants shall be issued pursuant to the Company’s 2020 Equity Incentive Plan on each of the dates set forth in the table below (each, a “Grant Date”), each such grant to equal a number of shares of fully vested common stock calculated as the dollar value set forth in the table below divided by the closing price of the Company’s common stock on the applicable Grant Date (or, if the Grant Date is not a trading date, the closing price of the

Company’s Common Stock on the most recent preceding trading date) (in each case rounded up to the nearest whole share), subject to Executive’s continued employment with the Company on the relevant Grant Date.

Grant Date Nov. 30, 2022	Grant Date Dec. 31, 2022	Grant Date Jan. 31, 2023	Grant Date Feb. 28, 2023	Grant Date Mar. 31, 2023	Grant Date Apr. 30, 2023	Grant Date May 31, 2023	Grant Date June 30, 2023	Grant Date July 31, 2023	Grant Date Aug. 31, 2023
$8,917.75(a)	$3,718.75(b)	$3,718.75	$3,718.75	$3,718.75	$3,718.75	$3,718.75	$3,718.75	$3,718.75	$3,718.75

(a) Grant amount represents 1/12th of $44,625, plus a catch-up amount of $5,199 (representing the difference between the value of the equity compensation intended to be paid to Executive in September and October 2022 ($7,437.50) and the aggregate Vesting Date Value received.
(b) Grant amount represents 1/12th of $44,625.

1.This Amended and Restated Amendment No. 1 is made and effective pursuant to Section 13(e) of the Employment Agreement. All other provisions of the Employment Agreement shall remain in full force and effect.

1.This Amended and Restated Amendment No. 1 is effective as of the date written above.

/s/ Ted Smith Nuvve Holding Corp.

_____________________________ By: __/s/ Gregory Poilasne_______
Name: Gregory Poilasne
Title: Chief Executive Officer